Exhibit 99.1

                       [GRAPHIC OMITTED (COMPANY LOGO)]

FOR IMMEDIATE RELEASE


      VF TO ACQUIRE NAUTICA ENTERPRISES, INC. FOR $17.00 PER SHARE IN CASH

Greensboro, NC (July 7, 2003) - VF Corporation (NYSE: VFC), the world's largest apparel company, announced that it has signed a definitive merger agreement to acquire Nautica Enterprises, Inc. (NASDAQ: NAUT). The acquisition will enhance VF's portfolio and business mix by adding new brands, boosting its presence in department and specialty stores and providing the Company with a strong new entry into the sportswear category. Nautica's sales in fiscal 2003 were $694 million. The transaction, which is expected to close early in the fourth quarter of 2003, could add approximately $.10 to earnings per share in 2004.

A Milestone for Both VF and Nautica
Mackey J. McDonald, chairman and chief executive officer of VF, said, "Today marks an exciting milestone for both VF and Nautica. VF will gain a powerful lifestyle brand that extends across multiple product categories, including men's sportswear and jeanswear, in addition to a broad array of licensed categories including men's tailored clothing, dress shirts, accessories, women's swimwear, fragrances, eyewear, watches and home furnishings. It also provides additional diversification to our business mix by strengthening our presence in department stores. At the same time, Nautica will benefit from VF's superior supply chain, inventory and brand management capabilities."

"We are thrilled to be joining forces with VF, a company that is a great fit for us as we share similar values, integrity and culture," said Harvey Sanders, chairman, president and chief executive officer of Nautica Enterprises, Inc. "I look forward to working closely with Mackey and his team as we transition our business to become part of a larger organization that will afford us the leverage to grow our various businesses and move forward. We believe this transaction shows our commitment to returning to our shareholders enhanced value on their investment."

David Chu, vice chairman of Nautica Enterprises, Inc., will assume responsibility following the merger for the Nautica brand, overseeing global design, product development and marketing. "I'm excited to be joining forces with such a strong partner and I view this transaction as the best means of maximizing the full potential of the Nautica brand. This year marks Nautica's 20th anniversary, and I view this transaction as a fitting way to celebrate both the longevity of the brand as well as its bright future. I'm personally looking forward to this new endeavor," he said.

Nautica will continue to maintain its headquarters in New York City and its distribution center in Martinsville, Virginia.

Terms
Pursuant to the merger agreement, VF will pay Nautica shareholders $17.00 per share in cash. The Company will also pay approximately $14.6 million, net of tax, to cash out employee stock options, for a total consideration of approximately $585.6 million.


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                                                                   July 7, 2003
The boards of directors of both companies have approved the merger. The merger is subject to Nautica shareholder approval, receipt of customary government approvals and other customary conditions. In connection with the transaction, VF has obtained commitments from Harvey Sanders and David Chu to vote all Nautica shares owned by them in favor of the merger, representing a total of approximately 10% of the current shares outstanding.

VF has separately entered into an agreement with Mr. Chu to acquire from him his rights to receive 50% of the net royalty income from licensing the Nautica trademark. Under this agreement VF will pay Mr. Chu $38 million upon the closing of the transaction and $33 million on each of the third and fourth anniversaries of the closing. Mr. Chu will also have the right to receive payments in each of the next five years in the event an annual gross royalty revenue threshold is exceeded.

VF Priorities
Commented Mr. McDonald, "We believe Nautica has the potential for significant growth, both in the U.S. and internationally. Our priorities include the following:
     o Stabilize and reinvigorate the Nautica men's sportswear business under David Chu's leadership and strong brand vision.
     o Strengthen and grow the Nautica men's and women's jeans and Earl Jean businesses, each of which are performing well at retail. These brands will greatly enhance our jeanswear presence in department and specialty stores.
     o Identify opportunities to share resources between Nautica's retail operations and VF's outlet business.
     o Grow the business and reduce costs so that Nautica can achieve returns in line with our long-term targets of a 14% operating margin and a 17% return on capital within a 3 to 5 year period.
     o Explore the development of a new women's sportswear line for future launch. Research we recently conducted indicates that women have a strong positive perception of the Nautica brand.

Mr. McDonald noted that the Company will be working with John Varvatos to determine the best plan for the future growth of the John Varvatos branded business.

"We have searched long and hard for the right brand for our portfolio and the right opportunity to enhance shareholder value," Mr. McDonald continued. "Nautica is it. It provides us with a new platform for profitable growth and we're excited about the future potential we see for the brand. We're looking forward to working with the very talented people within Nautica to realize this potential."

Other Information
VF will finance the acquisition initially through available cash and short-term borrowings. The Company anticipates that with any required borrowings the resulting ratio of debt to total capital would remain below VF's long-term target of 40%.

The financial adviser to VF was Citigroup Global Markets Inc.

Conference Call Webcast
Management will hold a conference call with investors to discuss this transaction this morning at 9:00 a.m. EDT. Interested parties should call 888-413-4411, domestic, or 703-871-3795, international. You may also access this call via the Internet at www.vfc.com.

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                                                                   July 7, 2003
A replay of today's call will be available for one week and can be accessed by dialing 888-266-2086, domestic, and 703-925-2435, international. The pass code is 198377. A replay can also be accessed at the Company's web site at www.vfc.com.

Cautionary Statement on Forward-looking Statements
Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of our suppliers and of our retail customers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the Company's ability to integrate new acquisitions successfully; the ability to achieve anticipated cost savings from the recent restructuring initiatives; additional terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

About Nautica
Nautica Enterprises, Inc., through its subsidiaries, designs, sources, markets and distributes apparel under the following brands: Nautica; Nautica Competition; Nautica Jeans Company; Earl Jean; John Varvatos; E. Magrath; and Byron Nelson. For more information about the company, please visit www.nautica.com

About VF
VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), Healthtex(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

VF Corporation's press releases, annual report and other information can be accessed through the Company's home page, http://www.vfc.com.

Contacts:
VF Corporation:              Cindy Knoebel, CFA
                             VP, Financial & Corporate Communications
                             VF Services, Inc.
                             (646) 472- 2817/(336) 424-6189

Nautica Enterprises, Inc.:   Shannon Froehlich
                             VP-Corporate Investor Relations
                             (212) 541-5757